Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 o: 650.493.9300 f: 650.493.6811

August 3, 2022
FARO Technologies, Inc.
250 Technology Park
Lake Mary, Florida 32746

Re:	Post-Effective Amendment to Registration Statement on Form S-8
Ladies and Gentlemen:
We have examined the Post-Effective Amendment to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by FARO Technologies, Inc., a Florida corporation (the “Company”), with the Securities and Exchange Commission on or about the date hereof, with respect to the registration under the Securities Act of 1933, as amended, of the Prior Plan Shares (as defined below) authorized for issuance under the Prior Plan (as defined below). On May 26, 2022 (the “Effective Date”), the Company’s stockholders approved the Company’s 2022 Equity Incentive Plan (the “2022 Plan”). The number of shares of common stock, par value $0.001 per share (the “Common Stock”), reserved for issuance pursuant to the 2022 Plan includes (i) up to 540,649 shares of Common Stock, which were previously registered, that remain available for the grant of equity awards under the 2014 Incentive plan (the “Prior Plan”) as of the Effective Date, and (ii) the number of shares of Common Stock underlying awards outstanding under the Prior Plan as of the Effective Date that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason ((i) and (ii) collectively, the “Prior Plan Shares”).
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Prior Plan Shares, when issued and sold in the manner referred to in the 2022 Plan and pursuant to the agreements that accompany the 2022 Plan, will be legally and validly issued, fully paid and nonassessable.
We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

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